UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 7, 2015

BAZAARVOICE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 N. Capital of Texas Highway, Suite 300
Austin, Texas 78746-3211
(Address of principal executive offices, including zip code)

(512) 551-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The annual meeting of the stockholders of Bazaarvoice, Inc. (the “Company” or “Bazaarvoice”) was held on October 7, 2015 at the offices of DLA Piper LLP in Austin, Texas (the “Annual Meeting”). At the Annual Meeting, Bazaarvoice stockholders voted on three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 27, 2015. Present at the Annual Meeting in person or by proxy were holders of shares representing 72,417,027 votes of Common Stock representing 89.92% of the eligible votes, constituting a quorum.
The stockholders of the Company voted on the following items at the Annual Meeting:

1.	To elect two Class I directors;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending April 30, 2016; and.

3.	To vote on an advisory basis to approve the compensation of the Company’s named executive officers.

Votes regarding the election of directors were as follows:

Nominee	For	Withheld	Broker Non-Vote
Jeffrey S. Hawn	56,297,105	193,940	15,925,982
Jared Kopf	56,415,300	75,745	15,925,982

Based on the votes set forth above, the director nominees were duly elected.

Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending April 30, 2016. The voting results were as follows:

For	Against	Abstain
72,043,741	9,051	364,235

Stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
45,129,376	11,263,240	98,429	15,925,982

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Kin Gill
Kin Gill Chief Legal Officer, General Counsel and Secretary
Date: October 7, 2015